Exhibit 10.20

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TERM LOAN AND

SECURITY AGREEMENT

GCCP II AGENT, LLC

(AS AGENT)

WITH PINSTRIPES, INC.

(AS A BORROWER)

April 19, 2023

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-i-

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	4.10.	Maintenance and Use of Collateral	23

	4.11.	Financing Statements	23

	4.12.	Power of Attorney	23

V	REPRESENTATIONS AND WARRANTIES		23

	5.1.	Due Organization and Qualification	23

	5.2.	Authority; Binding Obligations	24

	5.3.	Taxes; Tax Returns	24

	5.4.	Financial Statements	24

	5.5.	Solvency	25

	5.6.	Litigation; Compliance with Laws; Licenses and Permits	25

	5.7.	Compliance with Laws; Licenses and Permits	25

	5.8.	Material Debt	26

	5.9.	Material Agreements	26

	5.10.	No Default; No Material Adverse Effect	26

	5.11.	No Burdensome Restrictions	26

	5.12.	ERISA Compliance	26

	5.13.	Patents, Trademarks, Copyrights and Licenses	26

	5.14.	No Labor Disputes	26

	5.15.	Margin Regulations	26

	5.16.	Investment Company Act	27

	5.17.	Anti-Terrorism; Patriot Act	27

	5.18.	Disclosure	27

	5.19.	Article III Representations and Warranties	27

	5.20.	Small Business Concern	27

VI	AFFIRMATIVE COVENANTS		29

	6.1.	SBA Information	29

	6.2.	Notices of Certain Events	29

	6.3.	Financial Reporting	31

	6.4.	Compliance with Laws; Consents and Approvals	32

	6.5.	Conduct of Business and Maintenance of Existence and Assets	32

	6.6.	Books and Records; Inspections	32

	6.7.	Payment of Taxes	33

	6.8.	Insurance	33

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	6.9.	Payment of Indebtedness and Leasehold Obligations	34

	6.10.	Board Observation Rights	34

	6.11.	Further Assurances	35

	6.12.	Small Business Investment Company Matters	35

	6.13.	Post-Closing	37

VII	NEGATIVE COVENANTS		37

	7.1.	Fundamental Changes	37

	7.2.	Amendment of Organizational Documents	38

	7.3.	Asset Dispositions	38

	7.4.	Liens	38

	7.5.	Material Agreements	38

	7.6.	Nature of Business	38

	7.7.	Distributions	38

	7.8.	Restrictive Agreements	39

	7.9.	Use of Proceeds	39

VIII	CONDITIONS PRECEDENT		39

	8.1.	Conditions to Closing Date	39

IX	EVENTS OF DEFAULT		40

	9.1.	Nonpayment	40

	9.2.	Breach of Representation	40

	9.3.	Judicial Actions	41

	9.4.	Noncompliance	41

	9.5.	Judgments	41

	9.6.	ERISA Event	41

	9.7.	Bankruptcy	41

	9.8.	Lien Priority	42

	9.9.	Cross Default	42

	9.10.	Termination of Lease; Suspension of Business Operations	42

	9.11.	Change of Control	42

	9.12.	Invalidity	42

X	LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT		42

	10.1.	Rights and Remedies	42

	10.2.	Agent's Discretion	44

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	10.3.	Rights and Remedies not Exclusive	44

	10.4.	Allocation of Payments After Event of Default	44

XI	WAIVERS AND JUDICIAL PROCEEDINGS		45

	11.1.	Waiver of Notice	45

	11.2.	Delay	45

	11.3.	Jury Waiver	45

XII	EFFECTIVE DATE AND TERMINATION		45

	12.1.	Term	45

	12.2.	Termination	45

XIII	REGARDING AGENT		46

	13.1.	Appointment	46

	13.2.	Nature of Duties	46

	13.3.	Lack of Reliance on Agent	47

	13.4.	Certain Rights of Agent	47

	13.5.	Reliance	47

	13.6.	Notice of Default	47

	13.7.	Indemnification	48

	13.8.	Agent in its Individual Capacity	48

	13.9.	Other Agreements	48

XIV	MISCELLANEOUS		48

	14.1.	Governing Law; Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial	48

	14.2.	Entire Understanding	49

	14.3.	Successors and Assigns; New Lenders	50

	14.4.	Application of Payments; Revival and Reinstatement of Obligations	52

	14.5.	Indemnity	52

	14.6.	Notice	53

	14.7.	Survival	54

	14.8.	Severability	54

	14.9.	Expenses	55

	14.10.	Injunctive Relief	55

	14.11.	Consequential Damages	55

	14.12.	Captions	55

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14.13.	Counterparts; Facsimile Signatures	55

14.14.	Construction	55

14.15.	Confidentiality; Sharing Information	56

14.16.	Patriot Act	56

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LIST OF ANNEXES, EXHIBITS AND SCHEDULES

Annexes

Annex A	Commitments
Annex B	FF&E Collateral
Annex C	Purchased FF&E

Exhibits

Exhibit 2.1	Form of Term Note
Exhibit 4.4	Eligible FF&E Purchase Notice
Exhibit 5.3(e)	Form of Compliance Certificate

Schedules

Schedule 4.4	Permitted Locations
Schedule 4.8	Legal Name; Chief Executive Office
Schedule 5.1	Capitalization
Schedule 5.6	Litigation

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LOAN AND SECURITY AGREEMENT

Loan and Security Agreement dated as of April 19, 2023, among PINSTRIPES, INC., a corporation organized under the laws of Delaware ("Borrower"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and each individually a "Lender") and GCCP II AGENT, LLC, an Illinois limited liability company (in its individual capacity, "GCCP Agent"), as agent for Lenders (GCCP Agent, in such capacity, the "Agent").

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

I               DEFINITIONS.

1.1.            Accounting Terms. As used in this Agreement, the Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.1 or elsewhere in this Agreement and accounting terms partly defined in Section 1.1 to the extent not defined shall have the respective meanings given to them under GAAP. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrower shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date; provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrower shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrower both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP. Notwithstanding the foregoing, the determination of whether any lease shall be treated as a capital lease or operating lease for purposes of compliance with the covenants of this agreement shall be made in accordance with GAAP as in effect and implemented on the date hereof.

1.2.            General Terms. For purposes of this Agreement the following terms shall have the following meanings:

"ACH Authorization Form" means an ACH authorization duly executed by a Borrower in favor of Agent in form in form and substance satisfactory to Agent.

"Administrative Questionnaire" shall mean an administrative questionnaire in a form supplied by the Agent.

"Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

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"affiliate" shall be defined as set forth in 13 C.F.R. §121.103. For the avoidance of doubt, the definition of Affiliate herein shall apply solely to the capitalized term "Affiliate" and shall not apply to any references to "affiliate" herein.

"Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

"Agreement" shall mean this Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Agreement Regarding Collateral" shall mean that certain Agreement Regarding Collateral, dated as of the Closing Date, between Agent and Silverview Agent.

"Anti-Terrorism Laws" shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

"Applicable Law" shall mean all Laws applicable to the Person, conduct, transaction, covenant, Loan Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

"Applicable Margin" shall mean a rate per annum equal to 12%.

"Applicable Prepayment Premium" means, as of any date of determination, an amount equal to: (i) during the period commencing on the Closing Date up to (but not including) the date that is the first anniversary of the Closing Date, 3.00% times the principal balance of the Loan being repaid as of such date of determination; (ii) during the period commencing on the date that is the first anniversary of the Closing Date up to (but not including) the date that is the second anniversary of the Closing Date, 2.00% times the principal balance of the Loan being repaid as of such date of determination; (iii) during the period commencing on the date that is the second anniversary of the Closing Date up to (but not including) the date that is the third anniversary of the Closing Date, 1.00% times the principal balance of the Loan being repaid as of such date of determination; and (iv) from and after the date that is the third anniversary of the Closing Date, $0.

"Approvals" shall have the meaning set forth in Section 5.7(b) hereof.

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"Approved Electronic Communication" shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, iLEVEL electronic portal maintained by Granite Creek, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

"Asset Sale" shall mean any sale, transfer, assignment, lease, exclusive license or other disposition by Borrower to any Person (including by way of redemption by such Person) of any Collateral, but excluding Recovery Events.

"Authorized Officer" shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, or the Controller of Borrower.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended from time to time, and any successor statute, and any similar or analogous laws under any foreign jurisdiction.

"Borrower" has the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

"Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by Law to be closed for business in Chicago, Illinois.

"Capitalized Lease Obligation" shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

"Change of Control" means:

  (i)           any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors (or similar governing body) of the Borrower on a fully-diluted basis;

  (ii)          the lease, license, sale or other disposition of all or substantially all of the assets of Borrower;

  (iii)         the merger or consolidation of the Borrower, the result of which (i) the Permitted Holders will not own, directly or indirectly, at least fifteen percent (15%) of the Equity Interests of the Borrower (or any successor thereto) on a fully-diluted basis and/or (ii) the Permitted Holders will cease to be able to appoint a majority of the directors serving on the board of directors (or similar governing body) of the Borrower (or any successor thereto);

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  (iv)        the Permitted Holders, collectively, ceasing to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, at least fifteen (15%) of the issued and outstanding Equity Interests of Borrower, on a fully-diluted basis, or the Permitted Holders ceasing to be able to appoint a majority of the directors serving on the board of directors (or similar governing body) of Borrower; or

  (v)         a "Change of Control" (or similar event) shall have occurred under any documents evidencing any Material Debt.

Notwithstanding the foregoing, (x) a merger, consolidation or other transaction (with a special purpose acquisition corporation or otherwise and including a transaction effected in connection with an initial public offering of Equity Interests) that results in the Borrower becoming a wholly-owned subsidiary of another corporation shall not constitute a Change of Control for purpose of clause (i), (iii) or (iv) of this definition if, immediately following such transaction, (A) Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least fifteen (15%) of the issued and outstanding Equity Interests of the ultimate parent corporation of the Borrower, on a fully diluted basis, (B) Dale Schwarz shall have been appointed and remains the Chief Executive Officer (or equivalent C-level executive reasonable acceptable to the Agent) of such ultimate parent corporation and (C) such ultimate parent corporation or any other direct or indirect parent of the Borrower becomes Guarantors, and (y) a transaction described in clauses (i), (iii) or (iv) above shall not constitute a Change of Control if, following the consummation of such transaction, Dale Schwartz is entitled to appoint a majority of the directors serving on the board of directors (or similar governing body) of the Borrower.

"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, and other similar obligations owing to any Governmental Body, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

"Closing Date" means April 19, 2023.

"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

"Collateral" has the meaning provided in Section 4.1.

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"Commitment Transfer Supplement" shall mean a document in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the Term Loan under this Agreement.

"Compliance Certificate" shall mean a compliance certificate substantially in the form of Exhibit 5.3(e) hereto to be signed by an Authorized Officer of Borrower.

"Consents" shall mean all filings and all licenses, permits, consents, Approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrower's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Loan Documents, including any Consents required under all applicable federal, state, provincial, foreign or other Applicable Law.

"Control Agreement" means a tri-party deposit account control agreement (full dominion) by and among Borrower, Agent and the depository, in form and substance satisfactory in all respects to Agent and in any event providing to Agent "control" of such deposit account within the meaning of Articles 8 and 9 of the Code.

"Controlled Group" shall mean, at any time, Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under Section 414 of the Code.

"Covered Meeting" is defined in Section 6.10(a).

"Default" shall mean an event, circumstance or condition described in Article IX hereof which, with the giving of notice or passage of time or both (in each case as set forth in Article IX hereof), would constitute an Event of Default.

"Default Rate" shall have the meaning set forth in Section 3.1 hereof.

"Defaulting Lender" shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Term Loan Commitment Percentage of the Term Loan or (ii) pay over to Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrower or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund any amount required under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to the Agent; or (d) has become the subject of an Insolvency Event.

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"Dollar" and the sign "$" shall mean lawful money of the United States of America.

"Eligible FF&E" shall mean the items of furniture, trade fixtures, equipment and other personal property to be used in the operation by Company of its business that, upon acquisition thereof by Borrower, satisfy all of the requirements to constitute, and conform to all of the representations and warranties applicable to, Purchased FF&E hereunder.

"Eligible FF&E Purchase Notice" is defined in Section 4.4 hereof.

"Environmental Laws" shall mean all federal, state, provincial, territorial, municipal and local environmental, health and safety (to the extent relating to Hazardous Materials) and chemical use, safety and sanitation Laws relating to the protection of the environment, human health (to the extent relating to Hazardous Materials) and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the legally binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of any Governmental Body with respect thereto.

"Equity Interests" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11 1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

"Event of Default" shall have the meaning set forth in Article IX hereof.

"FF&E Collateral" shall mean the items of furniture, trade fixtures, equipment and other personal property acquired by the Borrower to be used in the operation of its business which is identified on Annex B hereto as of the Closing Date. For the avoidance of all doubt, the parties hereto agree that the purchase of all FF&E Collateral by Borrower shall be deemed to have been financed with the proceeds of the Term Loan for all purposes under the Loan Documents and otherwise.

"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

"GCCP Agent" is defined in the preamble of this Agreement.

"Governmental Body" shall mean any nation or government, any state, province, territory or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Granite Creek" means Granite Creek FlexCap III, L.P., a Delaware limited partnership.

"Granite Parties" means Granite Creek and each of its Affiliates.

"Hazardous Materials" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws due to their hazardous or dangerous properties or characteristics.

"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state Law, and any other applicable Federal and state Laws now in force or hereafter enacted relating to disposal of Hazardous Materials.

"Indebtedness" shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker's acceptance agreement or similar arrangement; (e) obligations under any interest rate hedge or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person or upon a change of control subject to prior payment of the Obligations); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for "earnouts", purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Insolvency Event" shall mean, with respect to any Person, such Person (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, interim receiver, conservator, monitor, trustee, administrator, custodian, interim custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, arrangement or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business.

"Intellectual Property" shall mean property constituting a patent, industrial design, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secrets, design right, or assumed name.

"Law(s)" shall mean any law(s) (including common law and equitable principles), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued and legally binding guidance, code, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or Approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

"Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Loan Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation is owed.

"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or similar preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any authorized financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

"Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent in its Permitted Discretion.

"Loan" means the Term Loan.

"Loan Account" is defined in Section 2.3.

"Loan Documents" shall mean the Term Notes, the SBIC Regulatory Letter, the Agreement of Cooperation and any and all other agreements, instruments and documents, including the guaranties, pledges, powers of attorney, interest or currency swap agreements or other similar agreements now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Material Adverse Effect" shall mean any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has, or with the passage of time is reasonably likely to have, a material adverse effect upon the business, operations, properties, or financial condition of any Obligors taken as a whole; (ii) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the title to or value of any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of the Obligors taken as a whole to perform their obligations under any of the Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs or delays Agent's ability to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents or applicable law.

"Material Agreement" shall mean, individually and collectively, (a) any contract, agreement, instrument, permit, lease or license, written or oral, of Borrower, which is material to Borrower's business, or which the failure to comply with could reasonably be expected to result in a Material Adverse Effect, (b) the Silverview Loan Documents and each other agreement evidencing any Material Debt and (c) each of (i) that certain Lease Agreement dated April 15, 2020, between Borrower and Seritage SRC Finance LLC with respect to the Pinstripe Premises at the Esplanade at Aventura, Aventura, Florida, (ii) that certain Retail Lease dated August 20, 2019, between Borrower and Agave Plaza Retail, LLC with respect to the Pinstripe Premises at The Plaza Coral Gables, Ponce de Leon Boulevard, Coral Gables, Florida, (iii) that certain Lease dated June 4, 2021, between Borrower and Westland Garden State Plaza Limited Partnership with respect to Store No. M17 at the Westfield Garden State Plaza, 1 Garden State Plaza, Paramus, New Jersey, (iv) that certain Indenture of Lease dated April 23, 2021, between Borrower and Vineland Pointe Owner LLC with respect to the Pinstripe Premises at the Vineland Pointe, Vineland Point, Orlando, Florida and (v) that certain Lease dated June 4, 2021, between Borrower and Westfield Topanga Owner LLC with respect to Store No. 1250 at the Westfield Topanga, 6600 Topanga Canyon Boulevard, Los Angeles, California.

"Material Debt" means (a) the Silverview Debt and (b) all other Indebtedness (other than the Obligations) having an aggregate principal amount in excess of $500,000.

"Maturity Date" shall mean April 19, 2028.

"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by Borrower or any member of the Controlled Group.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

"Obligations" shall mean and include any and all loans (including without limitation, the Term Loan), advances, debts, liabilities, obligations, covenants and duties owing by Borrower under this Agreement or any Loan Document (and any amendments, extensions, renewals or increases thereto), to Lenders or Agent (or to any other direct or indirect subsidiary or affiliate of any Lender or Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by Borrower and any indemnification obligations payable by Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any Insolvency Event or other insolvency, reorganization, arrangement or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise including all reasonable costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of Borrower to Agent or Lenders to perform acts or refrain from taking any action. For the avoidance of all doubt, it is the express intention of the parties that the Obligations constitute purchase-money obligations under Section 9-103 of the Uniform Commercial Code.

"Observer" is defined in Section 6.10.

"Ordinary Course of Business" shall mean, with respect to any Person, the ordinary course of such Person's business as conducted on the Closing Date and reasonable extensions thereof.

"Organizational Documents" shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, memorandum or articles of association, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person's formation, organization or entity governance matters (including any shareholders' or equity holders' agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

"Paid in Full" or "repaid in full" (or any variation thereof, such as "payment in full" or "repayment in full", and whether or not capitalized) means the indefeasible payment in full of all Obligations in Dollars in cash (other than contingent indemnification obligations to the extent no claim giving rise thereto exists) and the termination of all commitments to lend or other obligations of Agent or the Lenders to provide any additional credit or extension of credit.

"Patriot Act" is defined in Section 14.16 of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Payment Office" shall mean such office of Agent which it designates from time to time by notice to Borrower and to each Lender to be the Payment Office.

"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

"Pension Benefit Plan" shall mean at any time any "employee pension benefit plan" as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Borrower or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Borrower or any entity which was at such time a member of the Controlled Group.

"Permitted Discretion" shall mean a determination made in good faith and in the exercise (from the perspective of a secured lender) of commercially reasonable business judgment.

"Permitted Holders" means, collectively, Dale Schwartz and his spouse and descendants (whether natural or adopted), and any trust, limited partnership, limited liability company, corporation or other entity that is and remains majority owned or controlled, directly or indirectly, by him and/or his spouse and/or descendants or that is or remains for the majority benefit of him and/or his spouse and/or descendants and is controlled by him.

"Permitted Liens" shall mean: (a) Liens in favor of Agent securing the Obligations; (b) Liens for taxes, assessments or other governmental charges (excluding any Lien imposed pursuant to the provisions of ERISA) that are not delinquent or which are being Properly Contested; (c) statutory Liens (other than Liens for Taxes or Liens securing bonding or other surety arrangements) arising in the Ordinary Course of Business of Borrower in favor of landlords, warehouseman or other bailees, but only if and for so long as payment in respect of such Liens is not at the time required or the Indebtedness secured by any such Liens is being Properly Contested and such Liens do not materially detract from the value of the Collateral or materially impair the use thereof in the operation of the Borrower's business; (d) Liens arising from the rendition, entry or issuance against the Borrower of any judgment which does not constitute an Event of Default and (e) solely with respect to the Specified Deposit Account, normal and customary rights of setoff upon deposits of cash in favor of the applicable bank or other depository institution.

"Permitted Location" means each leased location of Borrower listed on Schedule 4.4.

"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, unlimited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, provincial, territorial, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by Borrower or any member of the Controlled Group or to which Borrower or any member of the Controlled Group is required to contribute.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.4(a) hereof.

"Pro Forma Financial Statements" shall have the meaning set forth in Section 5.4(b) hereof.

"Pro Rata Share" means, as to any Lender, (i) on the Closing Date, the percentage, if any, set forth opposite such Lender's name on Annex A under the column "Term Loan Commitment Percentage" and (ii) on any date following the Closing Date, the percentage equal to the outstanding principal amount of the Term Loan held by such Lender on such date, divided by the aggregate outstanding principal amount of the Term Loan on such date.

"Projections" shall have the meaning set forth in Section 5.4(b) hereof.

"Properly Contested" shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non- payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness or Taxes unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Agent and (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

"Purchasing Lender" shall have the meaning set forth in Section 14.3(b) hereof.

"Purchased FF&E" shall mean the items of furniture, trade fixtures, equipment and other personal property acquired by the Borrower to be used in the operation by Company of its business with proceeds of the Term Loan, including all such items identified on Annex C hereto as of the Closing Date or on any Eligible FF&E Purchase Notice delivered to Lender from time to time in accordance with the terms hereof, and, immediately upon acquisition thereof by Borrower, all FF&E Collateral.

"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

"Recovery Event" shall mean any event that gives rise to the receipt by Borrower of any cash insurance proceeds or condemnation awards payable by reason of casualty, theft, loss, physical destruction, damage, taking, condemnation or any other similar event with respect to any property or assets of Borrower constituting Collateral.

"Register" shall have the meaning set forth in Section 14.3(d) hereof.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Required Lenders" shall mean Lenders (not including any Defaulting Lender) holding at least fifty-one percent (51%) of the aggregate outstanding principal amount of the Term Loan; provided, that if there are two or more Lenders (excluding Defaulting Lenders), then Required Lenders must include at least two Lenders (Lenders that are Affiliates of one another being considered as one Lender for purposes of this proviso).

"SBA" means the Small Business Administration, a division of the Commerce Department of the United States of America.

"SBA Forms" means, collectively, SBA Forms 480 (Size Status Declaration), 652 (Assurance of Compliance), 1031 (Part A and Part B) (Portfolio Finance Report), and any other forms required to be obtained by any SBIC Lender under the SBA Regulations, to the extent applicable to the transactions contemplated by this Agreement.

"SBA Regulations" means the Small Business Investment Act of 1958, as amended, and the regulations of the SBA thereunder.

"SBIC" means a small business investment company that is licensed by the SBA.

"SBIC Lender" means each Lender that is an SBIC, including Granite Creek.

"SBIC Regulatory Letter" means that certain SBIC Regulatory Letter dated as of the Closing Date, delivered to each SBIC Lender pursuant to Section 8.1(c) hereof.

"Silverview Agent" means the Silverview Agent, as defined in the Agreement Regarding Collateral, together with its successors and permitted assigns in such capacity.

"Silverview Debt" means the Silverview Debt, as defined in the Agreement Regarding Collateral.

"Silverview Loan Agreement" means the Silverview Loan Agreement, as defined in the Agreement Regarding Collateral.

"Silverview Loan Documents" means, collectively, (i) the Silverview Loan Agreement, and (ii) all other "Loan Documents" as defined in the Silverview Loan Agreement.

"Silverview Lenders" means the "Lenders" as defined in the Silverview Loan Agreement.

"Small Business Administration" means the U.S. Small Business Administration.

"Specified Deposit Account" means a deposit account of Borrower maintained at a Specified Depository Bank that Agent has consented to in writing.

"Specified Depository Bank" means a depositary bank that Agent has consented to in writing.

"Specified Default" means an Event of Default under Section 9.1 or 9.7 hereof.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Subsidiary" shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

"Term Loan" shall have the meaning set forth in Section 2.1 hereof.

"Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount (if any) of such Lender.

"Term Loan Commitment Percentage" shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth opposite such Lender's name on Annex A attached hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 14.3(b) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), in each case, as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 14.3(b) hereof.

"Term Loan Commitment Amount" shall mean, as to any Lender, the term loan commitment amount (if any) set forth opposite such Lender's name on Annex A attached hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 14.3(b) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), in each case as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 14.3(b) hereof.

"Term Note" means a promissory note substantially in the form of Exhibit 2.1.

"Toxic Substance" shall mean and include any material present on the real property (including the leasehold interests) which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable federal, state, provincial, territorial, municipal, local or foreign laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

"Transactions" means (a) the execution, delivery and performance by Borrower of the Loan Documents to which it is to be a party, (b) the creation of the Liens provided for in the Loan Documents, (c) the borrowing of the Loan on the Closing Date and the use of the proceeds thereof in accordance with the terms hereof, and (d) the payment of all fees and expenses required to be paid in connection with the foregoing.

"Transferee" means, collectively and individually, each Purchasing Lender.

"Uniform Commercial Code" shall have the meaning set forth in Section 1.3 hereof.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.3.             Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of Illinois from time to time (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts", "chattel paper" (and "electronic chattel paper" and "tangible chattel paper"), "commercial tort claims", "deposit accounts", "documents", "documents of title", "equipment", "financial asset", "fixtures", "general intangibles", "goods", "instruments", "intangibles", "inventory", "investment property", "letter-of-credit rights", "payment intangibles", "proceeds", "promissory note" "securities", "software" and "supporting obligations" as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4.             Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Loan Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in Chicago, Illinois. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is remedied within any period of time expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Loan Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Loan Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Loan Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase "to the Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of Borrower are used in this Agreement or Loan Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. Wherever the phrase "except as could not reasonably be expected to have a Material Adverse Effect" or words of similar import relating to the existence or occurrence of any fact, circumstance or event is used in this Agreement or Loan Documents, such phrase shall mean and refer to the existence or occurrence of any such fact, circumstance or event "individually or in the aggregate". All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

II             TERM LOAN.

2.1.             Term Loan. Each Lender, severally and not jointly, agrees to and shall make a term loan to Borrower on the Closing Date in the aggregate principal amount of $11,500,000 (the "Term Loan"), the proceeds of which will be used by Borrower on the date hereof to (i) purchase the Purchased FF&E identified on Annex C (including the reimbursement to Borrower for certain payments made by Borrower prior to the Closing Date as part of the purchase price for certain Purchased FF&E in the amounts indicated on Annex C under the heading "Payments to Date"); and (ii) fund fees and expenses in connection therewith and with the closing of the Transactions. Each Lender's obligation to fund the Term Loan shall be limited to the amount equal to such Lender's Pro Rata Share of the Term Loan as of the Closing Date, and no Lender shall have any obligation to fund any portion of the Loan required to be funded by any other Lender, but not so funded. The Borrower shall have no right to reborrow any portion of the Loan which is repaid or prepaid from time to time. At a Lender's request, the Term Loan of such Lender shall be evidenced by one or more Term Notes in the form attached hereto as Exhibit 2.1, with appropriate insertions, payable to the order of such Lender (or its registered assigns) in an aggregate face principal amount equal to the principal amount of such Lender's Loan.

                2.2.             Repayment of Term Loan.

  (a)            The principal of the Term Loan shall be repaid in quarterly installments equal to $431,250 on the last day of each calendar quarter, commencing with the calendar quarter ending September 30, 2024. The outstanding principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (i) the Maturity Date, and (ii) the date on which the Term Loan otherwise becomes due and payable pursuant to the terms of this Agreement, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, the Term Loan shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement.

  (b)            All payments of principal, interest and other amounts payable hereunder, or under any of the Loan Documents, shall be made to Agent in immediately available funds at the Payment Office not later than 12:00 p.m. on the date due therefor, and funds received after that hour shall be deemed to have been received by Agent on the following Business Day. All payments made to Agent hereunder or under any Loan Document shall be made in lawful money of the United States of America directly to Agent (or, if otherwise directed by Agent, to such other recipient entitled thereto) in immediately available funds at the place of payment, without setoff, counterclaim, or other defense. Borrower hereby irrevocably authorizes Agent from time to time to (a) charge to the Loan Account all principal, interest, fees, costs, expenses, or other amounts payable hereunder or under any other Loan Document (including reasonable legal fees and expenses) then due and payable; provided that Agent shall not be under any obligation to charge the Loan Account under this Section, or incur any liability to Borrower or any other Person for its failure to do so. To the extent received by Agent on behalf of any Lender, Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Agent for the account of such Lender.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.3.             Loan Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Loan Account") on behalf of each Lender in the name of Borrower in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                2.4.             Prepayments.

  (a)            Asset Sales and Recovery Events. Within five (5) Business Days after each date on or after the Closing Date upon which Borrower receives any proceeds from any Asset Sale or Recovery Event, Borrower shall repay the Term Loan in an amount equal to 100% of the net cash proceeds therefrom; provided, that so long as (i) no Default or Event of Default has occurred and be continuing, (ii) Borrower has given Agent prior written notice of its intention to apply such proceeds to the purchase of Eligible FF&E, (iii) the proceeds are held in the Specified Deposit Account, and (iv) Borrower completes such purchase of Eligible FF&E within 180 days (or such longer period as may be agreed to by Agent) after the initial receipt of such proceeds, then Borrower shall have the option to apply such proceeds to the purchase of Eligible FF&E in accordance with Section 4.4 hereof, unless and to the extent that such 180 day period shall have expired without such purchase, in which case, any amounts referred to in clause (iii) above remaining in the Specified Deposit Account shall be paid to Agent and applied in accordance with terms hereof. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.

  (b)            Voluntary Prepayments of Term Loan. At Borrower' option, Borrower may, subject to Section 3.2 hereof, prepay the Term Loan in whole at any time or in part from time to time, in each case with accrued interest on the principal being prepaid to the date of such repayment, plus any Applicable Prepayment Premium.

2.5.            Application of Payments. All payments pursuant to Section 2.2 shall be applied to the outstanding installments of the principal amount of Term Loans in the direct order of maturity. Each prepayment pursuant to this Section 2.5 shall be applied against the remaining installments of principal of the Term Loan in inverse order of maturity (including for this purpose the amount due and payable on the Maturity Date as an installment). Any payments of interest, fees, costs and expenses shall be applied to satisfy such obligations. All other payments and collections received at any time hereafter against the Obligations not otherwise specified in this Section 2.5 shall be applied as directed by Borrower; provided that if a Default or Event of Default has occurred and is continuing, or if Borrower has not specified the manner in which such funds are to be applied, the Agent may apply such funds in a manner it deems advisable.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.6.             Use of Proceeds. The Term Loan is being advanced by the Lenders for the sole purpose of enabling Borrower to acquire, and Borrower shall apply the proceeds of Term Loan solely to finance the purchase of, the Purchased FF&E and to pay fees, sales taxes, duties, freight charges, costs of storage in transit, administrative charges and similar fees and expenses in connection therewith, in each case, to the extent permitted under this Agreement.

III            INTEREST AND FEES.

3.1.             Interest. The outstanding principal amount of the Term Loan and other Obligations shall bear interest at a rate per annum equal to 12%; provided, that at any time an Event of Default exists, at the election of Agent (which election may be made, for the avoidance of doubt, at any time on or after the occurrence and during the continuation of an Event of Default retroactively to the date of the occurrence thereof), such interest rate shall be increased by 3% per annum (such increased interest rate, the "Default Rate"). Accrued interest shall be payable in arrears on the last day of each calendar month and on the Maturity Date or the date on which the Term Loan otherwise becomes due and payable pursuant to the terms of this Agreement. After such maturity (or such time as the Term Loan otherwise becomes due and payable pursuant to the terms of this Agreement), and at any time an Event of Default exists, all accrued interest shall be payable on demand.

3.2.             Prepayment Premium. Notwithstanding anything to the contrary contained herein, in the event of the repayment of any portion of the principal amount of the Loan at any time prior to the Maturity Date for any reason (other than regularly-scheduled principal payments required by Section 2.2(a) and any mandatory prepayment required by Section 2.4(a), but including (a) acceleration of the Obligations as a result of the occurrence of an Event of Default, (b) foreclosure and sale of, or collection of, the Collateral, (c) sale of all or a material portion of the Collateral, including in any Insolvency Proceeding, (d) a Change of Control or (e) the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding) (a "Prepayment"), then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to or profits lost by Agent and the Lenders as a result of such Prepayment, and by mutual agreement of the parties as to a reasonable estimation and calculation thereof, the Borrower shall pay to Agent, in cash, any Applicable Prepayment Premium, measured as of the date of such Prepayment.

3.3.             Closing Date Fees. In addition to the amounts required to be paid elsewhere in this Agreement, the Borrower agree to pay the following fees to Agent, for the ratable benefit of the Lenders: (a) an upfront fee in the amount of $230,000 and (b) an application fee in the amount of $115,000, each of which shall be due and payable in full in cash on the Closing Date and non- refundable once paid.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.4.             Exit Fee. In addition to the amounts required to be paid elsewhere in this Agreement, including without limitation Section 3.2 hereof, the Borrower agrees to pay to the Agent, for its sole benefit, an exit fee in the amount of $287,500, which such fee fully earned on the Closing Date and due and payable in full in cash on the Maturity Date or the date on which the Term Loan otherwise becomes due and payable pursuant to the terms of this Agreement and shall be non-refundable once paid.

3.5.             Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable rate during such extension.

3.6.             Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrower; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

IV           COLLATERAL: GENERAL TERMS.

4.1.            Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of all Obligations, Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, a continuing security interest in and to and Lien on all right, title and interest of Borrower in all of the following property and assets of Borrower, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located: (a) all furniture, trade fixtures, equipment and other personal property purchased or acquired with the proceeds of the Term Loan, including without limitation all Purchased FF&E identified on Annex C, and all FF&E Collateral identified on Annex B, in each case whether now existing or hereafter acquired, together with all accessories, parts, betterments, repairs, substitutions or replacements, improvements and accessions to, all software embedded therein, and all proceeds (including insurance proceeds, which Borrower hereby assigns to Agent and directs any insurer to make payments directly to Agent) of, the foregoing, (b) the Specified Deposit Account and all amounts on deposit therein from time to time, and (c) all books and records of Borrower pertaining to the Collateral, in each case whether now owned or existing or hereafter created, acquired or arising and wheresoever located (collectively, the "Collateral"). For the avoidance of all doubt, it is the parties' express intention that the Collateral constitute purchase-money collateral and that the security interest created hereby constitute a purchase money security interest, in each case, under the Uniform Commercial Code. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest in the Collateral and shall cause its financial statements to reflect such security interest.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.2.            Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Agent may request in its Permitted Discretion so as at all times to maintain the validity, perfection, enforceability and first priority (including status as a purchase-money security interest) of Agent's security interest in and Lien on the Collateral or to enable Agent to protect, exercise and enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements to the extent otherwise required under this Agreement, (iii) obtaining warehousing and other custodial arrangements satisfactory to Agent in its Permitted Discretion, (iv) immediately terminating (or amending the collateral description in a matter reasonably acceptable to Agent to exclude all Collateral) each Uniform Commercial Code financing statement that identifies any portion of the Collateral as "collateral" therein (other than any financing statement in favor of Agent) and (v) executing and delivering financing statements, Control Agreements to the extent otherwise required under this Agreement, notices and assignments, in each case in form and substance satisfactory to Agent and Borrower, relating to the creation, validity, perfection, first-priority position, purchase-money security interest status, maintenance and continuation of Agent's security interest and Lien in the Collateral under the Uniform Commercial Code and other Applicable Law. By its signature hereto, Borrower hereby authorizes Agent to file against Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent and Borrower. All reasonable charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Loan Account and added to the Obligations, or, at Agent's option, shall be paid by Borrower to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3.            Preservation of Collateral. At any time an Event of Default has occurred and is continuing, in addition to the rights and remedies set forth in Section 10.1 hereof, Agent, in its Permitted Discretion: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's reasonable efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct in its Permitted Discretion. All of Agent's expenses of preserving the Collateral during the continuation of an Event of Default, including any expenses relating to the bonding of a custodian, shall be charged to the Loan Account and added to the Obligations.

4.4.            Notice re Acquisition of Purchased FF&E.

  (a)            Borrower shall provide Agent with at least five Business Days and not more than ten Business Days prior written notice of the acquisition of any Eligible FF&E that is financed with the proceeds of the Term Loan substantially in the form of Exhibit 4.4 hereto (each such notice being an "FF&E Purchase Notice"), which notice shall specify the following: (i) the proposed date of such acquisition, (ii) a list and description of the Purchased FF&E (by model, make, manufacturer, serial number and such other identifying information as may be requested by Agent) that is to be purchased with the proceeds of the Term Loan, (iii) the total purchase price and costs for such Purchased FF&E to be purchased with the proceeds of the Term Loan and (iv) the Permitted Location at which such Purchased FF&E will be located.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (b)            Borrower shall provide Agent (i) copies of all agreements, documents and instruments relating to the sale of the Purchased FF&E to Borrower, including any purchase orders, invoices, bills of sale or similar documents and (ii) evidence reasonably satisfactory to Agent that the Purchased FF&E has been received and installed by Borrower and is in good working order and operating for its intended purpose.

4.5.            Ownership and Location of Collateral; Status of Collateral as Personal Property.

  (a)            All Purchased FF&E (i) is subject to a valid and perfected first priority Lien in favor of Agent, and free and clear of all Liens whatsoever other than Permitted Encumbrances; (ii) is located, and shall at all times remain located, at the location indicated therefor on Schedule 4.4 (each such location, a "Permitted Location") and is not stored with a bailee, warehouseman, or similar party unless it is subject to an agreement with such warehouseman or bailee, in each case, in form and substance reasonably satisfactory to Agent; (iii) is used or usable in the Ordinary Course of Business by Borrower and not damaged or in inoperable condition; (iv) meets, in all material respects, all applicable safety or regulatory requirements applicable to it by law for the use for which it is intended or for which it is being used and (v) is identified on Annex C hereto or on a Eligible FF&E Purchase Notice that has been delivered to Agent in accordance with the terms hereof.

  (b)           Borrower is the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of its respective Collateral to Agent; and has direct, actual and exclusive possession thereof.

  (c)            No Purchased FF&E is (i) "subject to" (within the meaning of Section 9- 311 of the Code) any certificate of title (or comparable) statute (unless Agent has a first priority, perfected Lien under such statute and Agent has possession and custody of such certificate), (ii) the subject of a bill of lading or other document of title, (iii) is subject to any licensing or similar requirement, (iv) uses or requires proprietary software that is not freely assignable to Agent for operation or (v) is equipment that is or becomes a fixture.

  (d)            The Collateral shall remain personal property regardless of its attachment to realty, and Borrower agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Collateral as a result of its attachment to realty. If requested by Agent with respect to any item of Collateral, Borrower will obtain and deliver to Lender waivers of interest or liens in recordable form, satisfactory to Lender, from all persons claiming any interest in the real property on which such Collateral is installed or located.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.6.            Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral. If Agent exercises its right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code and other Applicable Law. After the occurrence and during the continuance of an Event of Default, Borrower shall, at the request of Agent, instruct all suppliers, warehousers or others receiving or holding any Collateral to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, Borrower shall hold the same in trust as Agent's trustee and will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7.            Inspection of Premises. At all reasonable times and upon reasonable notice to Borrower, and from time to time as often as Agent shall elect in its Permitted Discretion, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may upon reasonable notice to Borrower enter upon any premises of Borrower at any time during business hours and at any other reasonable time, and from time to time as often as Agent shall elect in its Permitted Discretion, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business; provided, that so long as no Event of Default exists, Borrower shall not be required to reimburse Agent for such visits, inspections, examinations, appraisals and audits.

4.8.            Legal Name; Chief Executive Office. Borrower’s exact legal name as it appears on its charter and its principal place of business or chief executive office is as set forth is located as set forth on Schedule 4.8. Except as set forth Section 4.8, Borrower has not been known by any other corporate name, in the past five (5) years, nor has Borrower been the surviving or continuing corporation of a merger, amalgamation or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years. Unless written notice is given to Agent by Borrower of any change in such location in accordance with Section 14.6, all books and records of Borrower relating to the Collateral shall be kept at such chief executive office.

4.9.            Specified Deposit Account. Prior to receiving proceeds of any Asset Sale or Recovery Event, Borrower shall establish and thereafter maintain a Control Agreement in form and substance satisfactory to Agent sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over the Specified Deposit Account at all times.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.10.           Maintenance and Use of Collateral. Borrower shall at all times (a) maintain all Collateral in good operating condition and repair and will furnish all parts and services required therefor, all at its expense (reasonable wear and tear, casualty and condemnation excepted), (b) comply with (i) all manufacturer’s instructions and warranty requirements with respect to the Collateral, and (ii) the conditions and requirements of all policies of insurance relating to the Collateral and its use, and use reasonable care to prevent any portion of the Collateral from being damaged or depreciating at an excessive rate (normal wear and tear excepted), (c) at its expense, make all modifications and improvements to the Collateral required by law, and shall not make other modifications or improvements to the Collateral that could reasonably be expected to impair the use or value of the Collateral without the prior written consent, not to be unreasonably withheld, of Agent, (d) use the Collateral with due care and for the purpose for which it is intended, (e) mark and identify the Collateral with all information and in such manner as Agent may reasonably request from time to time and replace promptly any such markings or identification which are removed, defaced or destroyed and (f) pay all shipping and delivery charges and other expenses incurred in connection with the Collateral and pay all lawful claims, whether for labor, materials, supplies, rent, assessments, taxes or services, which might or could if unpaid become a lien on the Collateral; provided, however, any damage or destruction of the Collateral constituting a Recovery Event shall not be deemed to be a breach of clause (a) of this Section 4.10 to the extent Borrower complies with Section 2.4 with respect to the application of the proceeds of such Recovery Event. Borrower shall not permit the name of any Person other than Borrower or Agent to be placed on the Collateral as a designation that might be interpreted as a claim of ownership or security interest. All parts, modifications and improvements to the Collateral shall, when installed or made, immediately become part of the Collateral for all purposes and subject to Agent's security interest hereunder.

4.11.           Financing Statements. Except as respects the financing statements filed by Agent, the Borrower shall not authorize any financing statement or similar Lien registration covering any of the Collateral or any proceeds thereof to be on file in any public office.

4.12.           Power of Attorney. Effective only during the continuance of any Event of Default, Borrower hereby irrevocably makes, constitutes and appoints the Agent (and any of the Agent's officers, employees or agents designated by the Agent), with full power of substitution, as Borrower's true and lawful attorney, in Borrower's or the Agent's name, to do all things necessary to carry out this Agreement. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Obligations are outstanding. Borrower ratifies and approves all acts of the attorney. Neither the Agent nor its employees, officers, or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct.

V             REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Agent and Lenders as follows, as of the Closing Date and as of each Date on which Borrower (i) delivers any FF&E Purchase Notice and (ii) purchases any Purchased FF&E with the proceeds of the Term Loan:

5.1.            Due Organization and Qualification.

  (a)            Borrower (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business and in good standing in each other jurisdiction where (x) any Permitted Location exists and/or (y) the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. Borrower has delivered to Agent true and complete copies of its Organizational Documents.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (b)            As of the date hereof, Schedule 5.1 sets forth (1) a complete and accurate list of the Borrower's direct and indirect Subsidiaries, showing the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower and (2) the Equity Interests of Borrower, and the number of shares, class and percentage of Equity Interests outstanding as of the Closing Date.

5.2.            Authority; Binding Obligations. Borrower has full power, authority and legal right to enter into this Agreement and the Loan Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Loan Documents to which it is a party have been duly executed and delivered by Borrower, and this Agreement and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Loan Documents to which it is a party (a) are within Borrower's corporate power, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of Borrower's Organizational Documents or to the conduct of Borrower's business or of any Material Agreement or undertaking to which Borrower is a party or by which Borrower is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Agreement or any other Person, except those Consents which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, result in any breach in any of the provisions of, or constitute a default under, the provisions of any Material Agreement nor result in the creation of any Lien upon any Collateral.

5.3.            Taxes; Tax Returns. Borrower has timely filed all U.S. federal, state and local income and other material tax returns and other reports it is required by law to file (subject to any applicable extension of the due date for such filing), and has paid all taxes shown on said returns and all other material taxes, assessments, fees and other governmental charges that are due and payable, except to the extent the amount or validity thereof is currently being Properly Contested. Borrower has not received in writing any notice of any deficiency or additional assessment in connection therewith not provided for on its books.

5.4.            Financial Statements.

  (a)            The pro forma balance sheet of Borrower on a consolidated basis (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date fairly reflects the financial condition of Borrower on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP in all material respects, consistently applied (except as reflected therein), in each case, subject to the absence of footnotes and year-end adjustments.

  (b)            The twelve-month cash flow and balance sheet projections of Borrower on a consolidated basis furnished to Agent on or prior to the Closing Date (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based on underlying assumptions believed by management to have been reasonable when made, it being recognized by Agent and the Lenders, however, that projections are subject to significant uncertainties and contingencies, which may be beyond the Borrower's control and projections as to future events are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that the actual results during the period or periods covered by the Projections may differ from the projected results included in such Projections and such differences may be material. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the "Pro Forma Financial Statements".

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (c)            The audited financial statement of Borrower for the fiscal year of Borrower ended April 24, 2022 and the consolidated and consolidating balance sheets of Borrower for the fiscal period of Borrower ended February 26, 2023, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application to which such accountants concur and present fairly the financial position of Borrower at such date and the results of their operations for such period. Since April 24, 2022 there has been no Material Adverse Effect.

5.5.            Solvency. With respect to Borrower on a consolidated basis, (a) the fair value of its assets is greater than the amount of its debts and liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

5.6.            Litigation; Compliance with Laws; Licenses and Permits. Schedule 5.6 sets forth all litigation pending or, to the knowledge of Borrower, threatened against or affecting Borrower as of the Closing Date. There are no judgments outstanding against the Borrower or any of its property, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration pending or, to the knowledge of Borrower after due inquiry, threatened against or affecting Borrower or any of its property, in each case which could reasonably be expected to have a Material Adverse Effect.

5.7.            Compliance with Laws; Licenses and Permits.

  (a)            Borrower and its respective properties, business operations and leaseholds is in compliance with all Applicable Laws (including all applicable Environmental Laws and laws, all rules, regulations, standards, guidelines, policies and orders administered by the FDA, USDA, FTC, and any other Governmental Authority), regulations, rules, injunctions and decrees applicable to it or to its properties, and maintains all regulatory licenses, approvals, certifications and permits applicable to it or to its properties, except in such instances in which the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (b)            Borrower has been issued all federal, state, provincial, municipal and local licenses, certificates or permits (collectively, "Approvals") required under law, all such Approvals are current and in full force and effect, and Borrower is in compliance with all such Approvals, in each case except as could not reasonably be expected to have a Material Adverse Effect.

5.8.          Material Debt.

  (a)            Borrower is not in default in the payment of the principal of or interest on any Material Debt or under any instrument or agreement under or subject to which any Material Debt has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

  (b)            Borrower has furnished Agent a true, correct and complete copy of each material Silverview Loan Document delivered (i) in connection with the initial closing of the financing contemplated thereby, and all amendments, modifications or supplements thereto and (ii) the amendment to the Silverview Loan Agreement and each other material Silverview Loan Document entered into on the Closing Date or in connection therewith.

5.9.           Material Agreements. Borrower has heretofore delivered to Agent true and complete copies of all Material Agreements to which it is a party or to which it or any of its properties is subject. All Material Agreements are in full force and effect and no material default exists thereunder.

5.10.         No Default; No Material Adverse Effect. No Default or Event of Default has occurred and is continuing. Since April 24, 2022, no event, condition or state of facts has occurred which could reasonably be expected to have a Material Adverse Effect

5.11.          No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect.

5.12.          ERISA Compliance. Neither Borrower nor any of its ERISA Affiliates maintains or is required to contribute to or has incurred any liability with respect to, any Plan.

5.13.          Patents, Trademarks, Copyrights and Licenses. Borrower possesses all necessary Intellectual Property rights and licenses to conduct business as now operated, without any known conflict with the rights of others.

5.14.          No Labor Disputes. No Borrower is involved in any labor dispute that could reasonably be expected to have a Material Adverse Effect; there are no strikes, walkouts or, to the knowledge of Borrower, union organization of or involving Borrower's employees in existence that could reasonably be expected to have a Material Adverse Effect.

5.15.          Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Term Loan will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.16.            Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17.          Anti-Terrorism; Patriot Act.

  (a)            Borrower certifies that it has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Borrower hereby acknowledges that Lenders seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Borrower hereby represents, warrants and agrees that: (i) none of the cash or property that Borrower will pay or will contribute to Agent or any Lender has been or shall be derived from, or related to, any activity by Borrower that is criminal under United States law; and (ii) no contribution or payment by Borrower to Agent or the Lenders, to the extent within Borrower's control, shall cause Agent or any Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

  (b)            Borrower and its Affiliates are in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) the Patriot Act and (iii) other federal or state laws relating to "know your customer" and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

5.18.          Disclosure. No Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make such information not misleading in light of the circumstances on the date as of which such information is dated or furnished. There is no fact known to Borrower which Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

5.19.          Article III Representations and Warranties. All representations and warranties in Article III hereof are incorporated herein by reference.

5.20.          Small Business Concern. To each SBIC Lender:

  (a)          Borrower, together with its affiliates:

  (i)           is a "small business concern" within the meaning of the SBA Regulations, because Borrower, taken together with its affiliates, has (a) tangible net worth (i.e., total net worth minus goodwill) as of the date hereof of less than or equal to $19,500,000 and (b) average net income after federal income taxes (excluding any carry- over losses) for the preceding two completed fiscal years of less than or equal to $6,500,000 per annum as determined in accordance with the guidelines specified in Title 13, Code of Federal Regulations, §121.301(c)(2);

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (ii)          as of the Closing Date, do not have more than 49% of their employees or tangible assets located outside of the United States; and

  (iii)         are not presently engaged in, and do not intend to engage in, any activities for which an SBIC is prohibited from providing funds by the SBA Act, including Title 13, Code of Federal Regulations, §107.720, nor does the Borrower or any of its Affiliates intend to use, directly or indirectly, the proceeds from the Loan for any purpose for which an SBIC is prohibited from using funds under the SBA Regulations, including §107.720.

  (b)            The information regarding Borrower and its affiliates set forth in the SBA Forms delivered to the SBIC Lenders on the Closing Date is accurate and complete in all material respects.

  (c)            Prior to the Closing, Borrower has provided each SBIC Lender with financial statements, plans of operation (including intended use of proceeds), cash flow analyses, and financial projections (including balance sheets and income and cash flows statements) for the business of Borrower requested by any SBIC Lender as required by Title 13, Code of Federal Regulations, § 107.620(a).

  (d)          As of the Closing Date:

  (i)           Borrower's and its affiliates' primary business activity does not involve, directly or indirectly, providing funds to any Person, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair.

  (ii)          Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties) where its respective employees are and will be carrying on the majority of day- to-day operations and will provide effective control and supervision, on a day-to-day basis, over Persons employed under contract.

  (iii)         Neither Borrower nor any of its affiliates is classified under North American Industry Classification System (NAICS) codes 531110 (lessors of residential buildings and dwellings), 531120 (lessors of nonresidential buildings except miniwarehouses), 531190 (lessors of other real estate property), 237210 (land subdivision), or 236117 (new housing for-sale builders). Neither Borrower nor any of its affiliates is classified under NAICS codes 236118 (residential remodelers), 236210 (industrial building construction), or 236220 (commercial and institutional building construction), and neither Borrower nor any of its affiliates is primarily engaged in construction or renovation of properties on its own account rather than as a hired contractor. Neither Borrower nor any of its affiliates is classified under NAICS codes 531210 (offices of real estate agents and brokers), 531311 (residential property managers), 531312 (nonresidential property managers), 531320 (offices of real estate appraisers), or 531390 (other activities related to real estate), unless it derives at least eighty percent (80%) of its revenue from non-affiliate sources. The proceeds of the Term Loan are not being used to acquire or refinance real property unless Borrower: (i) is acquiring an existing property and will use at least fifty- one percent (51%) of the usable square footage for its operation of its business; (ii) is building or renovating a building and will use at least sixty-seven percent (67%) of the usable square footage for its operation of the its business; or (iii) occupies the subject property and uses at least sixty-seven percent (67%) of the usable square footage for its operation of its business.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (iv)         Borrower's and its affiliates' assets are not intended to be reduced or consumed, generally without replacement, as the life of their business progresses, and the nature of Borrower's and its affiliates' businesses does not require that a stream of cash payments be made to the business' financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Term Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

  (v)          Borrower is not using the proceeds of the Term Loan to acquire farm land, which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

  (vi)        The proceeds of the Loan are not being used substantially for a foreign operation.

  (vii)       Borrower and its affiliates do not have more than forty-nine percent (49%) of their employees or assets located outside the United States.

VI           AFFIRMATIVE COVENANTS.

Borrower shall, and shall cause each of its Subsidiaries to, until satisfaction in full of the Obligations and termination of this Agreement:

6.1.            SBA Information. Upon request of any SBIC Lender, furnish to such SBIC Lender information requested by the SBA, including without limitation SBA Forms, properly completed and duly executed and/or certified by an Authorized Officer of the Borrower, where applicable, and any information required pursuant to the SBIC Regulatory Letter.

6.2.            Notices of Certain Events. Promptly (and in any event within the time period specified below) notify Agent in writing of:

  (a)            Locations of Collateral. Updates to Schedule 4.4 (Locations of FF&E) to the extent required to maintain the related representations and warranties as true and correct. Any such updated Schedules delivered to Agent in accordance with this Section 6.2(a) shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement; provided, that such amendment and restatement will not cure or remedy any existing Default or Event of Default;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (b)            Litigation. The commencement of any claim, litigation, suit or administrative proceeding affecting Borrower whether or not the claim is covered by insurance (except as specified in clause (ii) below), which in any such case (i) affects the Collateral or the ability of Borrower to perform its obligations under this Agreement and the other Loan Documents, (ii) if determined adversely to Borrower, could reasonably be expected to result in liability to Borrower in excess of $250,000 (excluding amounts covered by insurance as to which the insurer has not denied coverage) or (iii) could reasonably be expected to have a Material Adverse Effect, in each case within three (3) Business Days of Borrower obtaining knowledge thereof;

  (c)            Adverse Events. Any (i) lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business or (ii) refusal by any Governmental Body or any other Person to renew or extend any Consent that is material to the operation of Borrower's business; (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower, in each case within three (3) Business Days of Borrower obtaining knowledge or receipt thereof, as applicable;

  (d)            Material Occurrence. Any (a) Event of Default or Default; (b) cancellation or material change in any insurance maintained by Borrower with respect to any Collateral; (c) event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; and (d) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case (i) describing the nature thereof and the action Borrower proposes to take with respect thereto and (ii) within three (3) Business Days of Borrower obtaining knowledge or receipt thereof, as applicable;

  (e)            Material Debt. Copies of any material notices with respect to Material Debt (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Material Debt of Borrower outstanding from time to time promptly following receipt any in any event within three (3) Business Days of Borrower's receipt thereof;

  (f)            Agent's Request. Such other information regarding the operations and business of the Borrower and/or the Collateral as the Agent or any Lender (through the Agent) may from time to time reasonably request, in each case within five (5) Business Days (or such later date as may be agreed to by Agent) of Agent's request therefor.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.3.            Financial Reporting. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, consistently applied, reflecting all its financial transactions; and cause to be prepared and furnished to the Agent the following (it being agreed that, unless otherwise agreed to by Agent, the items to be provided under this Section 6.3 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent):

  (a)            Audited Financial Statements. As soon as available and in any event within one hundred twenty (120) days (or one hundred eighty (180) days in the case of the Fiscal Year ending in April 2023) after the close of each Fiscal Year, audited balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a consolidated basis, certified without any going concern or other material qualification, by a firm of independent certified public accountants of recognized national standing selected by the Borrower but reasonably acceptable to the Agent (it being agreed that Ernst & Young shall be deemed to be acceptable to the Agent) and setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year.

  (b)            Company-Prepared Annual Financial Statements. As soon as available and in any event within sixty (60) days after the close of each Fiscal Year, unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a consolidated basis, and setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure.

  (c)            Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days (or sixty (60) days in the case of the fiscal quarter ending March 31, 2023) after the close of each fiscal quarter of the Borrower, unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited statements of income and cash flow for such fiscal quarter and for the portion of the Borrower's Fiscal Year then elapsed, on a consolidated basis, and setting forth in each case in comparative form the figures for the previous Fiscal Year and certified by the principal financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Borrower and its Subsidiaries for such quarter subject only to changes from year-end adjustments and except that such statements need not contain notes.

  (d)            Monthly Financial Statements. As soon as available and in any event within thirty (30) days (or forty-five (45) days in the case of the fiscal month ending March 31, 2023) after the close of each fiscal month, (a) a monthly income statement and a calculation of EBITDA as of the end of such fiscal month, (b) a monthly consolidated cash balance report detailing the Borrower's and its Subsidiaries' cash balances as of the end of such fiscal month, and (c) a monthly report summarizing key performance indicators and operational performance figures to be reasonably requested by the Agent, in each case on a consolidated basis and setting forth in each case in comparative form the corresponding consolidated figures for the comparable fiscal month in the preceding Fiscal Year.

  (e)            Compliance Certificate. Concurrently with the delivery of the financial statements described in clauses (a) and (c) of this Section 6.3, a properly completed Compliance Certificate.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(f)            Projections. Within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending in April 2024), annual financial projections of the Borrower and its Subsidiaries for the following Fiscal Year on a consolidated basis, in form reasonably satisfactory to the Agent, of monthly and quarterly consolidated balance sheets and statements of income or operations and cash flows and detailing assumptions made in the build- up of such budget, certified to by an Authorized Officer of Borrower as representing Borrower's good faith estimate, on the date such projections are delivered, of Borrower's future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Agent (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, and no assurances can be given that such projections will be realized, and although reflecting Borrower's good faith estimate, projections or forecasts based on methods and assumptions which Borrower believed to be reasonable at the time such projections were prepared are not to be viewed as facts, and that actual results during the period or periods covered by the projections may differ materially from projected or estimated results).

6.4.            Compliance with Laws; Consents and Approvals.

  (a)            Comply with all Applicable Laws relating to the ownership and operation of Borrower’s business, the Collateral and the use thereof, the non-compliance with which could (if enforced in accordance with applicable law) reasonably be expected to have a Material Adverse Effect (except, in each case, to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard).

  (b)            Obtain and keep in full force and effect any and all governmental Approvals necessary to the ownership of its properties or the conduct of its business except as could not reasonably be expected to result in a Material Adverse Effect.

6.5.            Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business at each Permitted Location according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear and casualty and condemnation excepted and except as may be disposed of in accordance with the terms of this Agreement); and (b) do all such other acts and things as are lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof except as could not reasonably be expected to result in a Material Adverse Effect.

6.6.            Books and Records; Inspections.

  (a)            Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs in accordance with, or as required by, GAAP consistently applied.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (b)            Permit at any reasonable time during normal business hours and with reasonable notice (or at any time without notice if an Event of Default exists), Agent (accompanied by any Lender) or any representative thereof to (i) visit any or all of the Permitted Locations and each location of Borrower at which books and records are maintained, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or Agent or any representative thereof, (ii) inspect the Collateral and operations of Borrower at the Specified Premises, (iii) perform appraisals of the Collateral, and (iv) inspect, examine, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral. All such visits, inspections, examinations, appraisals or audits by Agent or any representative thereof shall be at Borrower' expense and promptly upon demand reimbursed to Agent; provided that so long as no Event of Default exists, Borrower shall not be required to reimburse Agent for visits, inspections, examinations, appraisals and audits.

6.7.            Payment of Taxes. Pay, before delinquency or the expiration of any applicable extension period, all United States federal and other material taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, in each case other than to the extent that the validity of such tax is the subject of a Permitted Protest.

6.8.            Insurance.

  (a)            (i) Maintain on or with respect to the Collateral all-risk physical damage insurance, insuring against loss or damage to the Collateral in an amount not less than the full replacement cost of the Collateral and, with respect to all other properties of Borrower, keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including business interruption insurance; (ii) [reserved]; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (v) [Reserved]; (vi) furnish Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least five (5) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance reasonably satisfactory to Agent, naming Agent as an additional insured and lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i), and (iii) above, and providing (I) that all proceeds thereunder shall be payable to Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled unless at least thirty (30) days prior written notice is given to Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (b)           Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to above during the continuance of an Event of Default. All loss recoveries received by Agent under any such insurance may be applied to the Obligations in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. If Borrower fails to obtain insurance as hereinabove required, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, which payments shall constitute part of the Obligations.

6.9.            Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant with respect to each Permitted Location, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect. In addition, Borrower shall pay all shipping and delivery charges and other expenses incurred in connection with the Collateral and pay all lawful claims, whether for labor, materials, supplies, rent, assessments, taxes or services, which might or could if unpaid become a lien on the Collateral.

6.10.          Board Observation Rights.

  (a)            Granite Creek shall have the non-transferable right to appoint one (1) person (such person, the "Observer") who shall be entitled to (i) receive written notice of each formal meeting of the board of directors or similar governing body of the Borrower and each committee thereof (including the investment committee and the compensation committee, if any), or any other meeting to approve an action that, under the governing documents of such Person, can only be taken with the approval of the directors (or managers, as applicable) or an affirmative vote of a majority of the directors (or managers, as applicable) (each of the foregoing, a "Covered Meeting"), in each case, whether held in person, by telephone or otherwise, in the same manner and at the same time notice is provided to all other members of such governing bodies or committees, (ii) attend up to four Covered Meetings per fiscal year as an observer, and (iii) subject to Section 6.10(b) below, receive a copy of all materials distributed at such meetings or otherwise to the members of such governing bodies or committees contemporaneously with delivery to the other members of such governing bodies or committees; provided, that attendance by Observer at such Covered Meeting shall constitute waiver of such notice requirement as it applies to Observer. Notwithstanding anything herein to the contrary, in no event Observer (in its capacity as such) constitute a member of the board of directors or similar governing body or committee thereof or be entitled to vote on, or consent to, any matters presented to the board of directors or similar governing body or committee thereof. Granite Creek may change the identity of Observer from time to time at its sole discretion upon notice to the Borrower.

  (b)            Agent and Observer shall maintain the confidentiality of all information and all proceedings of the board of directors or other similar governing body or committee of the Borrower. Without limiting the immediately preceding sentence, in the event that the board of directors or other similar governing body or committee determines in its reasonable discretion that attendance by Observer at the Covered Meeting, or the provision to Observer of any materials, would compromise any privilege available to such Person or constitute a conflict of interest (including with respect to this Agreement or the other Loan Documents), the board of directors, other similar governing body or committee, as applicable, may exclude Observer from any such Covered Meeting and refuse to deliver any such materials.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (c)            The reasonable travel expenses incurred by Observer in attending any board or committee meeting held in-person shall be promptly reimbursed by the Borrower.

6.11.            Further Assurances. Take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to this Agreement and the other Loan Documents and any of the transactions contemplated hereby. Promptly after the Agent's request therefor, the Obligors shall execute or cause to be executed and delivered to the Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other applicable law to perfect (or continue the perfection of) the Agent's Liens upon the Collateral and shall take such other action as may be reasonably requested by the Agent to give effect to or carry out the intent and purposes of this Agreement.

6.12.          Small Business Investment Company Matters.

  (a)            Proceeds of the Term Loan will be used solely as permitted pursuant to Section 2.6 hereof.

  (b)            For the 12-month period following the Closing Date, Borrower and its affiliates will not engage in any activities for which an SBIC is prohibited from providing funds by the SBA Act, including Title 13, Code of Federal Regulations, §107.720. Specifically, for the 12-month period following the Closing Date:

  (i)           Borrower and its affiliates' primary business activity will not involve, directly or indirectly, providing funds to any Person, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair.

  (ii)          Borrower will be engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties) where their respective employees are and will be carrying on the majority of day-to-day operations and will provide effective control and supervision, on a day-to-day basis, over Persons employed under contract.

  (iii)         Neither Borrower nor any of its affiliates will be classified under North American Industry Classification System (NAICS) codes 531110 (lessors of residential buildings and dwellings), 531120 (lessors of nonresidential buildings except miniwarehouses), 531190 (lessors of other real estate property), 237210 (land subdivision), or 236117 (new housing for-sale builders). Neither Borrower nor any of its affiliates will be classified under NAICS codes 236118 (residential remodelers), 236210 (industrial building construction), or 236220 (commercial and institutional building construction), and neither Borrower nor any of its affiliates will be primarily engaged in construction or renovation of properties on its own account rather than as a hired contractor. Neither Borrower nor any of its affiliates will be classified under NAICS codes 531210 (offices of real estate agents and brokers), 531311 (residential property managers), 531312 (nonresidential property managers), 531320 (offices of real estate appraisers), or 531390 (other activities related to real estate), unless it derives at least eighty percent (80%) of its revenue from non-affiliate sources. The proceeds of the Term Loan will not be used to acquire or refinance real property unless Borrower: (i) is acquiring an existing property and will use at least fifty-one percent (51%) of the usable square footage for its operation of its business; (ii) is building or renovating a building and will use at least sixty-seven percent (67%) of the usable square footage for its operation of the its business; or (iii) occupied the subject property and uses at least sixty-seven percent (67%) of the usable square footage for its operation of its business.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (iv)        Borrower and its affiliates' assets will not be reduced or consumed, generally without replacement, as the life of their business progresses, and the nature of Borrower' and its affiliates' businesses will not require that a stream of cash payments be made to the business' financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Term Loan will not be to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

  (v)         Borrower will not use the proceeds of the Term Loan to acquire farm land, which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

  (vi)        The proceeds of the Term Loan will not be used substantially for a foreign operation.

  (vii)       Borrower and its affiliates will not have more than forty-nine percent (49%) of their employees or assets located outside the United States.

  (c)            Borrower shall provide each SBIC Lender and the SBA reasonable access to its books and records for the purpose of verifying the use of the proceeds of the Loan and for all other purposes required by the SBA, and shall permit each SBIC Lender and the SBA to visit and inspect its properties and assets, to examine its books and records and to discuss its business affairs with management at such reasonable times as may be requested for the purpose of verifying information provided pursuant to the SBIC Regulatory Letter or as otherwise required by the SBA, in each case, subject to at least 30 days prior written notice to the Borrower.

  (d)            Promptly after the end of each Fiscal Year (but in any event prior to February 28 of each year), Borrower shall provide to each SBIC Lender a written assessment, in form and substance reasonably satisfactory to such SBIC Lender, of the economic impact of the Loan, specifying the full-time equivalent jobs created or retained and the impact of the Loan on the Borrower' businesses in terms of expanded revenue and taxes.

  (e)            To the extent not otherwise provided hereunder, upon the reasonable request of any SBIC Lender and upon at least 30 days prior written notice to Borrower, Borrower will provide to such SBIC Lender sufficient financial information, as requested by Investor, to enable such SBIC Lender to (a) evaluate the financial condition of Borrower together with its affiliates for the purpose of valuing its debt investment in Borrower, (b) determine the continued eligibility of Borrower together with their affiliates for financing by such SBIC Lender, and (c) verify the use of proceeds of the Loan. All such financial information provided to the SBIC Lender hereunder must be certified by the President, Chief Executive Officer, Treasurer, Chief Financial Officer or Chief Operating Officer of Borrower.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

  (f)             Borrower and each of its Subsidiaries will at all times comply with the non- discrimination requirements of Title 13, Code of Federal Regulations, Parts 112, 113 and 117.

  (g)            Borrower shall notify each SBIC Lender (i) at least fifteen (15) days prior to taking any action after which the number of record holders of Borrower would be increased from fewer than fifty (50) to fifty (50) or more, and (ii) of any other action or occurrence after which the number of record holders of Capital Stock in Borrower was increased (or would increase) from fewer than fifty (50) to fifty (50) or more, as soon as practicable after the Borrower become aware that such other action or occurrence has occurred or is proposed to occur.

  (h)            Without limiting any other available remedies, if a Regulatory Problem (as defined in the SBIC Regulatory Letter) in respect of any SBIC Lender occurs, Borrower will use commercially reasonable efforts to cure such Regulatory Problem including, if requested by such SBIC Lender, cooperating in good faith to assist such SBIC Lender in selling the Loan held by such SBIC Lender in a commercially reasonable manner.

6.13.          Post-Closing.

  (a)            Within two (2) Business Days after the Closing Date (or such later date that the Agent may agree in writing in its sole discretion), Borrower shall have delivered to the Agent original signature pages of the Borrower to each of the Term Notes executed and delivered by Borrower pursuant to Section 8.1(a) hereof.

  (b)            Within ten (10) Business Days after the Closing Date (or such later date that the Agent may agree in writing in its sole discretion), Borrower shall have delivered to the Agent appropriate loss payable endorsements as required by Section 6.8 of this Agreement and otherwise in form and substance reasonably satisfactory to Agent, naming Agent as an additional insured and lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage required to be maintained by Borrower pursuant to Section 6.8.

  (c)            Borrower shall have delivered to the Agent evidence, in form and substance satisfactory to Agent, that the FF&E Collateral identified on Annex B hereto has been delivered, in each case, to the respective location and no later than the respective due date (which may be extended by Agent in writing) indicated therefor on Annex B.

VII          NEGATIVE COVENANTS.

At all times prior to the Termination Date and payment in full of the Obligations, the Borrower shall not:

7.1.            Fundamental Changes. Merge, reorganize, or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, other than merger or consolidation that does not result in a Change of Control, so long as the Borrower is the surviving entity of such merger or consolidation.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.2.            Amendment of Organizational Documents. (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, (iv) change the location of its registered office or chief executive office or (v) amend, modify or waive any term or provision of its Organizational Documents in a manner materially adverse to Agent and the Lenders unless required by law, in any such case without (x) giving at least thirty (30) days prior written notice of such intended change to Agent and (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral.

7.3.            Asset Dispositions. Sell, lease, transfer or otherwise dispose of any of the Collateral; provided, that Borrower may sell Purchased FF&E with an aggregate fair market value not to exceed $300,000 in any fiscal year, so long as (a) no Default or Event of Default shall have occurred and be continuing; (b) the purchase price is equal to at least the fair market value of the assets being sold; (c) the purchase price is paid in cash; (d) the sale is otherwise on arm's length terms and (e) Borrower complies with Section 2.4 with respect to the application of the proceeds of such sale.

7.4.            Liens. Create or suffer to exist any Lien upon or against any of the Collateral, except for Permitted Liens.

7.5.            Material Agreements. Directly or indirectly, amend, modify, waive, terminate or supplement (or permit the modification, amendment, waiver, termination or supplement of) any Material Agreement or any document evidencing or relating to Material Debt, except (y) to the extent such amendment, modification or other change could not reasonably be expected to (i) be adverse Agent's first priority Liens in the Collateral or Agent's ability to realize on such Collateral or (ii) materially and adversely affect the Borrower's ability to perform its obligations under the Loan Documents and (x) in any case, without delivering a copy of such documentation to Agent. In addition, Borrower shall not incur or permit to exist any Material Debt that is secured by a lien on all or substantially all of its assets unless the holder(s) of such Material Debt are party to a standstill agreement in form and substance reasonably satisfactory to Agent (it being agreed that the form and substance of the Agreement Regarding Collateral is acceptable to Agent).

7.6.            Nature of Business. Substantially change the nature of the business in which it is engaged as of the Closing Date and any reasonable extensions thereof, nor purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted, in each case without the prior written consent of the Agent.

7.7.            Distributions. Declare or make any Distribution, other than Distributions to direct holders of Equity Interests so long as no Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to such Distribution.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.8.             Restrictive Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance by Borrower of its obligations under this Agreement or the other Loan Documents.

7.9.            Use of Proceeds. Use any portion of the Term Loan except as permitted by Section 2.6.

VIII         CONDITIONS PRECEDENT.

8.1.            Conditions to Closing Date. The agreement of Lenders to make the Term Loan requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, prior to or concurrently with the making of such Term Loan, of the following conditions precedent:

  (a)            Term Note. Each Lender party hereto as of the Closing Date that has requested its Term Loan be evidenced by a Term Note shall have received a Term Note duly executed and delivered by an authorized officer of Borrower;

  (b)            Loan Documents. Agent shall have received an executed copy of this Agreement, each the other Loan Documents, and all documents set forth on the Closing Checklist attached hereto as Annex D, all in form and substance, or in a manner, satisfactory to Agent and Lenders;

  (c)            SBIC Regulatory Letter. Receipt by each SBIC Lender of an SBIC Regulatory Side Letter together with SBA Forms 480 (Size Status Declaration), 652 (Assurance of Compliance) completed and executed by Borrower and 1031 (Part A and Part B) (Portfolio Finance Report) completed by Borrower;

  (d)            Material Agreements. Agent shall have received or been granted access to true, correct and complete copies of all Material Agreements and all material Silverview Loan Documents (including without limitation a duly-executed amendment thereto in form and substance reasonably satisfactory to Agent and effective as of the Closing Date);

  (e)            Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

  (f)            [reserved];

  (g)            Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including fees owed as of the Closing Date pursuant to Article III hereof;

  (h)            Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Agent;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(i)            Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect and (ii) insurance certificates issued by Borrower's insurance broker containing such information regarding Borrower's casualty and liability insurance policies as Agent shall reasonably request and naming Agent as an additional insured and lenders loss payee, as applicable;

(j)            Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement, the Loan Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Loan Documents or any related agreement shall be true and correct in all material respects (without duplication of any materiality qualifier therein) with the same effect as if such representations and warranties had been made on the date hereof (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier therein) as of such earlier date);

(k)           No Adverse Material Change. Since April 24, 2022, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;

(l)            No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the making of the Term Loan on the Closing Date; and

(m)          Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

IX	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an "Event of Default":

9.1.          Nonpayment. Failure by Borrower to pay (a) when due any principal of the Term Loan or (b) within five (5) Business Days after the same shall become due, or interest on the Obligations, or any other fee, charge, amount or liability provided for herein or in any Loan Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment;

9.2.          Breach of Representation. Any representation or warranty made or deemed made by Borrower in this Agreement, any Loan Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

9.3.          Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment (other than Permitted Encumbrances) (a) against any Collateral or (b) against a material portion of Borrower's other property;

9.4.          Noncompliance. Except as otherwise provided for in Sections 9.1 and 9.3, (i) failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant contained in Article IV, Sections 6.1, 6.2(a), 6.2(d), 6.5 (with respect to Borrower' existence), 6.6(b), 6.8, 6.10, 6.12, 6.13, Article VII or (ii) failure or neglect of Borrower or any other Person to perform, keep or observe any other term, provision, condition or covenant, contained in this Agreement or any Loan Document which is not remedied to the Agent’s satisfaction within thirty (30) days after the first to occur of (x) receipt by any senior officer of notice of such breach from the Agent and (y) the date on which such failure or neglect first becomes known to any officer of Borrower; provided, that such notice and opportunity to remedy any Default shall not apply in the case of any failure to perform, keep or observe any term, provision, condition or covenant that is not capable of being remedied at all or within such thirty (30) day period or that is a willful and knowing breach by Borrower.

9.5.          Judgments. Any one or more judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against Borrower (i) for an aggregate amount in excess of $500,000 (excluding amounts covered by insurance as to which the insurer has not denied coverage) or (ii) non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, in either case (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of Borrower to enforce any such judgment (other than the filing of judgment liens), (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of Borrower shall be senior to any Liens in favor of Agent on such assets or properties;

9.6.          ERISA Event. A Reportable Event (consisting of any of the events set forth in Section 4043(b) of ERISA) shall occur which the Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if the Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower’s complete or partial withdrawal from such Multiemployer Plan;

9.7.          Bankruptcy. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, interim receiver, custodian, monitor, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state, provincial or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition or commence a proceeding seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case or proceeding under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

9.8.          Lien Priority. Any Lien created hereunder or provided for hereby or under any Loan Document for any reason ceases to be or is not a valid and perfected first priority Lien;

9.9.          Cross Default.The occurrence of (a) any "Event of Default" under Section 7.1(d) of the Silverview Loan Agreement (as in effect on the date hereof), or (b) any "Event of Default" under the Silverview Loan Agreement (other than to the extent constituting an Event of Default under clause (a) of this Section 9.9) and (x) the Silverview Debt is accelerated or otherwise becoming due prior to its stated maturity, or (y) any of the Silverview Agent or any Silverview Lender having taken, or receipt by Agent of any notice from Silverview Agent under the Agreement Regarding Collateral of its intent to take, any enforcement action, as a result of such Event of Default;

9.10.        Termination of Lease; Suspension of Business Operations. Any lease of Borrower with respect to any Permitted Location is terminated, or Borrower's right to occupy any Permitted Locations terminate; or Borrower cease to operate its business in the Ordinary Course of Business at any two or more Permitted Location for more than 90 days.

9.11.	Change of Control. Any Change of Control shall occur; or

9.12.        Invalidity. Any material provision of this Agreement or any Loan Document shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent or any Lender or Borrower challenges the validity of or its liability under this Agreement or any Loan Document.

X	LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

10.1.	Rights and Remedies.

(a)           Upon the occurrence of: (i) an Event of Default pursuant to Section 9.7, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders, all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement. Upon the occurrence and during the continuation of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Loan Documents, under the Uniform Commercial Code, and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, including the sale of Collateral, Agent is granted, solely upon the occurrence of, and for long as of the continuance of, an Event of Default, a royalty free, nonexclusive license and Agent is granted permission to use all of Borrower's Intellectual Property which is used or useful in connection with the Collateral for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Collateral. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 10.4 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b)           To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to remove Liens on or any adverse claims against Collateral; (iv) [reserved]; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 10.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 10.1(b). Without limitation upon the foregoing, nothing contained in this Section 10.1(b) shall be construed to grant any rights to Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 10.1(b).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

10.2.        Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder as against Borrower or each other.

10.3.        Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

10.4.        Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Loan Documents;

SECOND, to the payment of any fees owed to Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all Obligations arising under this Agreement and the Loan Documents consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Obligations;

SIXTH, to all other Obligations arising under this Agreement which shall have become due and payable (hereunder, under the Loan Documents or otherwise) and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its Pro Rata Share of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH" and "SIXTH", above.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

XI	WAIVERS AND JUDICIAL PROCEEDINGS.

11.1.        Waiver of Notice. Borrower hereby waives notice of non-payment, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

11.2.        Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

11.3.        Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XII	EFFECTIVE DATE AND TERMINATION.

12.1.        Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until all Obligations are paid in full (subject to Section 14.4).

12.2.        Termination. The termination of the Agreement shall not affect Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been paid in full, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full. Accordingly, Borrower waives any rights which it may have under the Uniform Commercial Code and other Applicable Law to demand the filing of termination statements or similar discharges with respect to the Collateral, and Agent shall not be required to send such termination statements or discharges to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

XIII	REGARDING AGENT.

13.1.        Appointment. Each Lender hereby designates GCCP Agent to act as Agent for such Lender under this Agreement and the Loan Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Term Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent's discretion, exposes Agent to liability or which is contrary to this Agreement or the Loan Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

13.2.        Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Loan Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Term Loan to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

13.3.        Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making of the Loan hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loan or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Loan Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Term Note, the Loan Documents or the financial condition or prospects of Borrower, or the existence of any Event of Default or any Default.

13.4.        Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Loan Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

13.5.        Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Loan Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys- in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

13.6.        Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Loan Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

13.7.        Indemnification. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Loan Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

13.8.            Agent in its Individual Capacity. To the extent that Agent holds any portion of the Term Loan Commitment, Agent shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

13.9.            Other Agreements. Each of the Lenders agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Loan Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

XIV	MISCELLANEOUS.

14.1.	Governing Law; Forum Selection and Consent to Jurisdiction; Waiver of Jury Trial.

(a)            THIS AGREEMENT, EACH NOTE AND EACH OTHER DOCUMENT (UNLESS EXPRESSLY PROVIDED OTHERWISE) SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, ALL MATTERS RELATING TO THIS AGREEMENT OR OTHER DOCUMENT OR ARISING HEREFROM OR THEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement, the Loan Documents or any related agreement may be brought in any court of competent jurisdiction in the State of Illinois, United States of America, and, by execution and delivery of this Agreement, each party to this Agreement accepts for itself and in connection with its properties, generally and unconditionally, the non- exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrower at its address set forth in Section 14.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Borrower waives the right to remove any judicial proceeding brought against it in any state court to any federal court. Any judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the State of Illinois.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

14.2.	Entire Understanding.

(a)           This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Loan Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to Borrower and each Lender (which copy may be provided by electronic mail). Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)           Required Lenders, Agent (with the consent of Required Lenders), and Borrower may, subject to the provisions of this Section 14.2(b), from time to time enter into written supplemental agreements to this Agreement or the Loan Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i)            increase the Term Loan Commitment Percentage or the maximum commitment of any Lender without the consent of such Lender directly affected thereby;

(ii)           extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loan or any fees payable hereunder, or reduce the principal amount of the Loan or the rate of interest payable thereon or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate (unless imposed by Agent));

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iii)          alter the definition of the term Required Lenders or alter, amend or modify this Section 14.2(b) without the consent of all Lenders;

(iv)          alter, amend or modify the provisions of Section 10.4 without the consent of all Lenders;

(v)           release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $5,000,000 without the consent of all Lenders;

(vi)          change the rights and duties of Agent without the consent of Agent and all Lenders; or

(vii)         release Borrower without the consent of all Lenders;

provided further, that notwithstanding anything to the contrary set forth herein, (A) no provision of Article XIII or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent and (B) whether the consent of Borrower is required for any waiver or consent with respect to the any applicable subordination or intercreditor agreement shall be governed by the terms of other applicable subordination or intercreditor agreement, respectively.

14.3.	Successors and Assigns; New Lenders.

(a)           This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender and all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent, and any prohibited assignment shall be null and void ab initio.

(b)           Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Term Loans under this Agreement and the Loan Documents to one or more additional Persons (each, a "Purchasing Lender") in a minimum amount of not less than $500,000 (or, if less, all of such Lender's then outstanding Term Loans) pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the portion of the Term Loan under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Term Loan Commitment Percentage, as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loan Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loan Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(c)	[Reserved].

(d)           Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Term Loan recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender. No assignment shall be effective unless recorded in the Register. The parties hereto agree and intend that the Obligations shall be treated as being in "registered form" for the purposes of the Code (including Code Sections 163(f), 871(h)(2), and 881(c)(2)), and the register shall be maintained in accordance with such intention.

(e)           Subject to Section 14.15, Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

(f)            Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

14.4.        Application of Payments; Revival and Reinstatement of Obligations. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. If Agent or any Lender repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such Person in full or partial satisfaction of any Obligation or on account of any other obligation of Borrower under any Loan Document, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a "Voidable Transfer"), or because such Person elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such Person elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all Attorney's Costs of such Person related thereto, the liability of Borrower with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist as fully as if such Voidable Transfer had never been made (the "Revived Obligations"). If, prior to any of the foregoing, any provision of this Agreement shall have been terminated or cancelled, such provision of this Agreement shall be reinstated in full force and effect and such prior termination or cancellation shall not diminish, release, discharge, impair or otherwise affect the obligation of Borrower in respect of such Revived Obligations. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

14.5.        Indemnity. In consideration of the execution and delivery of this Agreement by Agent and the Lenders and their agreement to extend the Loans provided hereunder, Borrower hereby agrees to jointly and severally defend, protect, indemnify, pay and save harmless Agent, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an "Indemnified Party") for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (including allocated costs of internal counsel) (collectively, "Claims") which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Loan Documents, the Loans and other Obligations and/or the transactions contemplated hereby (including the Transactions), (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of this Agreement and the Loan Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby (including the Transactions), (iii) Borrower's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under, or breach of any of the representations or warranties made in, this Agreement and the Loan Documents, (iv) the enforcement of any of the rights and remedies of Agent or any Lender under the Agreement and the Loan Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by Borrower, any Affiliate or Subsidiary of Borrower, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality, Borrower, any Affiliate or Subsidiary of Borrower or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Loan Documents, whether or not Agent or any Lender is a party thereto.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

14.6.        Notice. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 14.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a website to which Borrower are directed (an "Internet Posting") if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 14.6) in accordance with this Section 14.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names in Section 14.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 14.6. Any Notice shall be effective:

(a)	In the case of hand-delivery, when delivered;

(b)           If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)	[reserved];

(d)           In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)            In the case of any Approved Electronic Communication (including, without limitation, via the iLEVEL electronic portal maintained by Granite Creek), when actually received;

(f)	[reserved]; and

(g)	If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrower or Borrower shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)	If to Agent or any Granite Party at:

c/o Granite Creek Capital Partners

222 West Adams, Suite 3125

Chicago, Illinois 60606

Attention: Brian Boorstein and Ken Kruger

Email:	brian@granitecreek.com and
ken@granitecreek.com

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

with a copy to:

Goldberg Kohn Ltd.

55 East Monroe Street, Suite 3300

Chicago, Illinois 60603

Attention: Emily E. Edsenga, Esq.

Telephone: (312) 201.3941

Email: emily.edsenga@goldbergkohn.com

If to a Lender other than Agent, as specified on its

Administrative Questionnaire

(B)	If to Borrower:

Pinstripes, Inc.

1150 Willow Rd

Northbrook IL 60062

Attention: Dale Schwartz

Telephone: 303.887.5415

Email: Dale@pinstripes.com

with a copy to:

Walter | Haverfield LLP

1301 E. 9th St., Suite 3500

Cleveland, OH 44114

Attention: Jacob Derenthal, Esq.

Telephone: (216) 928.2933

Email: jderenthal@walterhav.com

14.7.        Survival. The obligations of Borrower under Sections 14.4, 14.5 and 14.9 and the obligations of Lenders under Sections 13.7 and 14.15 shall survive termination of this Agreement and the Loan Documents and payment in full of the Obligations.

14.8.        Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

14.9.        Expenses. Borrower agrees to pay on demand (i) all reasonable and documented out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved], (iii) all reasonable and documented out-of-pocket expenses incurred by Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for Agent or any Lender) in connection with the enforcement or protection of its rights (A) under this Agreement and the Loan Documents, including its rights under this Section, and (B) in connection with the Term Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loan, and (iv) subject to limitations set forth in this Agreement, all reasonable and documented out-of-pocket expenses of Agent's regular employees and agents engaged periodically to perform audits of the Borrower's or Borrower's Affiliate's or Subsidiary's books, records and business properties. All Obligations provided for in this Section 14.9 shall survive repayment of the Loans, cancellation of the Term Notes, and termination of this Agreement.

14.10.      Injunctive Relief. Borrower recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

14.11.      Consequential Damages. No party to this Agreement, nor any agent or attorney for any of them, shall be liable to any other party to this Agreement (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Loan Document.

14.12.      Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

14.13.      Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

14.14.      Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

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14.15.      Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, financing sources, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process; provided, further, that notwithstanding anything to the contrary in this paragraph, if Agent or any Granite Party is requested or required by a governmental or regulatory agency, including without limitation the SBA, to disclose information pursuant to legal process the focus of which is not Borrower, such Person shall not be required to comply with the foregoing notice requirements and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 14.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of Borrower or any of Borrower's affiliates in connection with this Agreement, the provisions of this Agreement shall supersede such agreements.

14.16.      Patriot Act. Each Lender that is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), and Agent (for itself and not on behalf of any Lender), hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, such Lender and Agent are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Patriot Act.

(signature pages follow)

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Each of the parties has signed this Agreement as of the day and year first above written.

PINSTRIPES, INC.

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	CEO

Signature Page to Loan and Security Agreement

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ADMINISTRATIVE AGENT:

GCCP II AGENT, LLC, an Illinois limited liability company, as Administrative Agent

By:	/s/ Brian B. Boorstein
Name:	Brian B. Boorstein
Title:	Manager

LENDERS:

GRANITE CREEK FLEXCAP II, L.P., a Delaware limited partnership, as a Lender

By:	GRANITE CREEK GP FLEXCAP II, L.L.C.
its General Partner

	By:	/s/ Brian Boorstein
	Name:	Brian Boorstein
	Title:	General Partner

Signature Page to Loan and Security Agreement

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ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Term Loan Commitment	Term Loan Commitment Percentage
Granite Creek FlexCap III, L.P.	$11,500,000	100%
TOTAL	$11,500,000	100%

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Annex B

FF&E Collateral

Topanga

[***]

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Aventura

[***]

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Orlando

[***]

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Garden State Plaza

[***]

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Coral Gables

[***]

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Annex C

Purchased FF&E

Topanga

[***]

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Aventura

[***]

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Orlando

[***]

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Garden State Plaza

[***]

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Coral Gables

[***]

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Exhibit 2.1

FORM OF TERM NOTE

$[ ]	, 2023

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to Granite Creek FlexCap III, L.P., a Delaware limited partnership or its permitted assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower (and not otherwise repaid) under the Loan and Security Agreement (as amended, restated, amended and restated, supple- mented or otherwise modified from time, the "Credit Agreement") dated as of April [ ], 2023 among the Borrower, the Lenders (including the Lender) from time to time party thereto and GCCP II Agent, LLC, an Illinois limited liability company, as Agent. Unless otherwise defined herein, capitalized terms used in this Term Note have the meanings ascribed thereto in the Credit Agree- ment.

The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Agent for the account of the Lender in Dollars in immediately available funds at the Payment Office or as otherwise directed by the Agent. If any amount is not paid in full when due hereunder (after giving effect to applicable grace periods), such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Term Note is a Term Note referred to in the Credit Agreement, is entitled to the ben- efits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of any Event of Default, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of the Term Loan and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note except as expressly provided in the Credit Agreement.

THIS TERM NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Signature page follows]

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IN WITNESS WHEREOF, the Borrower has caused this Term Note to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:

PINSTRIPES, INC,
a Delaware corporation

By:
Name:
Title:

Signature Page to Exhibit 2.1 (Form of Term Note)

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EXHIBIT 4.4

[FORM OF] ELIGIBLE FF&E PURCHASE NOTICE

Date:                        , 202

GCCP II AGENT, LLC, as Agent

c/o Granite Creek Capital Partners

222 West Adams, Suite 3125

Chicago, Illinois 60606

Attention: Brian Boorstein and Ken Kruger

Ladies and Gentlemen:

This Eligible FF&E Purchase Notice is delivered to you pursuant to Section 2.4(a) of that certain Loan and Security Agreement, dated as of April [_], 2023 (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement"), by and among PINSTRIPES, INC., a corporation organized under the laws of Delaware ("Borrower"), the financial institutions which are now or which hereafter become a party thereto (collectively, the "Lenders" and each individually a "Lender") and GCCP II AGENT, LLC, as Agent for Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Borrower hereby gives you notice of their proposed acquisition of Eligible FF&E (the "Proposed Acquisition") pursuant to Section 4.4(a) of the Credit Agreement as follows:

A.	The date of the Proposed Acquisition is [ ] (the "Acquisition Date").[1]

B.	Attached hereto as Exhibit A is a list and description of the Eligible FF&E (by model, make, manufacturer, serial number and such other identifying information as may be requested by Agent) that is to be purchased with the proceeds of the Term Loan on the Acquisition Date (the "Proposed Acquisition FF&E").

C.	The costs and total purchase price for such Proposed Acquisition FF&E to be purchased with the proceeds of the Term Loan is $[ ], as further described on Exhibit B hereto.[2]

D.	The address of the Permitted Location at which the Proposed Acquisition FF&E will be located is [ ].

1 Notice must be received by Agent at least five Business Days and not more than ten Business Days prior to the Acquisition Date.

2 Please attach to Exhibit B purchase orders, invoices, bills of sale or similar documentation evidencing cost of Proposed Acquisition FF&E.

Exhibit 4.4 – Page 1

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The undersigned hereby certifies, as an Authorized Officer of Borrower, that as of the Acquisition Date both immediately before and after giving effect thereto and to the application of the proceeds thereof that (i) each of the representations and warranties made by Borrower in or pursuant to the Loan Agreement and the other Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier therein) with the same effect as if such representations and warranties had been made on the date hereof (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier therein) as of such earlier date), and (ii) no Event of Default under Section 9.1, 9.7 or 9.9 has occurred and is continuing.

In reliance on the foregoing, please instruct Specified Depositary Bank to disburse proceeds of the Term Loan from the Specified Account to the payees, and in accordance with the wire instructions set forth for such payees set forth on, Exhibit C hereto, on the Proposed Acquisition Date.

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Exhibit 4.4 – Page 2

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Borrower has caused this Eligible FF&E Purchase Notice to be executed and delivered as of the date first written above.

PINSTRIPES, INC.

By:
Name
Title:

Exhibit 4.4 – Page 3

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Exhibit 5.3(e)

COMPLIANCE CERTIFICATE

To:          GCCP II AGENT, LLC, as Agent for Lenders

This Compliance Certificate is furnished pursuant to that certain Term Loan and Security Agreement, dated as of April [ ], 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PINSTRIPES, INC., a Delaware corporation (“Borrower”), the financial institutions which are now or which thereafter become a party thereto (collectively, the “Lenders” and each individually, a “Lender”) and GCCP II AGENT, LLC, an Illinois limited liability company, as Agent for Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED [CHIEF EXECUTIVE OFFICER] [PRESIDENT] [CHIEF FINANCIAL OFFICER] [TREASURER] [CONTROLLER] OF THE BORROWER, SOLELY IN SUCH CAPACITY AND NOT PERSONALLY, HEREBY CERTIFIES TO LENDERS THAT:

1.            I am the [Chief Executive Officer][Chief Financial Officer][President][Treasurer] [Controller] of the Borrower;

2.            I have reviewed the terms of the Credit Agreement and I have kept, or have caused to be kept under my supervision, adequate records and books of account with respect to transactions and conditions of Borrower during the accounting period covered by the financial statements attached as Schedule 1 hereto, and such financial statements present fairly in all material respects the financial condition and results of operations of Borrower on a consolidated and consolidating basis in accordance with GAAP in all material respects applied on a basis consistent with prior practices, subject to the qualifications, terms and conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) of the Credit Agreement;

3.            The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default or Event of Default as of the date of this Compliance Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 6.3(a) or unaudited financial statements referred to in Section 6.3(b) and Section 6.3(c) of the Credit Agreement, as applicable; and

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, (i) the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event and/or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

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The foregoing certifications, together with the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this          day of                   , 20[       ].

,
as the [Chief Executive Officer] [Chief Financial Officer] [President] [Treasurer] [Controller] of Borrower

[Exhibit 5.3(e) – Compliance Certificate]

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SCHEDULE 1

TO

COMPLIANCE CERTIFICATE

Financial Statements

See attached.

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Privileged & Confidential

DISCLOSURE SCHEDULES

To the

TERM LOAN AND SECURITY AGREEMENT

by and among

GCCP II AGENT, LLC,

THE LENDERS PARTY THERETO AND

PINSTRIPES, INC.

These Disclosure Schedules are made and given pursuant to the Term Loan and Security Agreement (the “Agreement”), dated as of April 19, 2023, by and among (i) GCCP II Agent, LLC, an Illinois limited company (“Agent”), (ii) those financial institution parties (collectively, the “Lenders” and each individually a “Lender”), and (ii) Pinstripes, Inc., a Delaware corporation (the “Borrower”), for that certain term loan contemplated thereby (the “Loan”).

Except as otherwise provided her ein, all capitalized terms used her ein shall have the meanings assigned to them in the Agreement. No disclosure in the Disclosure Schedules relating to any litigation or claims shall be construed as an admission or indication that claim claim is true or valid.

1

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Privileged & Confidential

Schedule 4.4

Permitted Location

[***]

3

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Privileged & Confidential

SCHEDULE 4.8

Legal Name; Chief Executive Office

[***]

6

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Privileged & Confidential

Schedule 5.1

Capitalization

(1)

[***]

(2) See Attached Borrower Capitalization Table.

2

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Project Panther Capitalization Chart

[***]

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Privileged & Confidential

Schedule 5.6

Litigation

(a)	Employee Practices Liability Claims Defended by Insurance

[***]

(b)	Worker’s Compensation Claims Defended by Insurance

[***]

4

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Privileged & Confidential

(c)	Active or Pending Liability Claims Defended by Insurance

[***]

5